SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) October 14, 2014

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced third quarter and first nine months 2014 results through September 30, 2014.  For a more detailed description of the announcement see the press release attached as Exhibit #99.1.

Exhibits

--------

Exhibit 99.1

Press release dated October 14, 2014, announcing the third quarter and first nine months 2014 results through September 30, 2014.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Executive Vice President

& CFO

Date: October 14, 2014

Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE THIRD QUARTER AND FIRST NINE MONTHS OF 2014

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) reported third quarter 2014 net income available to common shareholders of $312,000, or $0.02 per diluted common share.  This compares to net income available to common shareholders of $1,173,000, or $0.06 per diluted common share, reported for the third quarter of 2013.  As previously disclosed on September 25, 2014, the Company’s third quarter 2014 performance was negatively impacted by a $669,000 goodwill impairment charge related to its registered investment advisory subsidiary and approximately $150,000 of non-recurring expenses related to a profitability improvement project.  For the nine month period ended September 30, 2014, the Company reported net income available to common shareholders of $2,116,000, or $0.11 per diluted share.  This represented a 35.3% decline in earnings per share from the same nine month period in 2013 where net income available to common shareholders totaled $3,195,000 or $0.17 per diluted common share.  The following table highlights the Company’s financial performance for both the three and nine month periods ended September 30, 2014 and 2013:

	Third Quarter 2014	Third Quarter 2013	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013

Net income	$365,000	$1,226,000	$2,274,000	$3,352,000
Net income available to common shareholders	$312,000	$1,173,000	$2,116,000	$3,195,000
Diluted earnings per share	$ 0.02	$ 0.06	$ 0.11	$ 0.17

Glenn L. Wilson, President and Chief Executive Officer, commented on the third quarter 2014 financial results: “During the third quarter, we continued to thoroughly analyze our business operations and practices in order to improve efficiencies and increase profitability in 2015 and beyond.  We plan to accomplish this objective while keeping the positive momentum we have developed on growing our loan portfolio while maintaining strong asset quality. Over the past twelve months, we have increased total loans by $54 million, or 7.10%, to a record level of $818 million.  This has been an important factor contributing to the growth in net interest income that AmeriServ Financial has achieved in 2014.  Additionally, our asset quality metrics continue to be outstanding as non-performing assets are only 0.48% of total loans and our allowance for loan losses provided 298% coverage of non-performing loans at September 30, 2014.”

The Company’s net interest income in the third quarter of 2014 increased by $203,000 from the prior year’s third quarter and for the first nine months of 2014 increased by $1,049,000, or 4.3%, when compared to the first nine months of 2013.  The Company’s net interest margin of 3.48% for the first nine months of 2014 was four basis points lower than the net interest margin of 3.52% for the first nine months of 2013.  There was a similar net interest margin decline of four basis points when the third quarter of 2014 is compared to the prior year third quarter.  We believe that this performance demonstrates that the recent pace of net interest margin contraction has slowed from the pace of margin decline experienced over the previous two years.  The Company has been able to mitigate this net interest margin pressure and to increase net interest income by both growing its earning assets and reducing its cost of funds. Specifically, the earning asset growth has occurred in the loan portfolio as total loans averaged $797 million in the first nine months of 2014 which is $60 million, or 8.2%, higher than the $737 million average for the same period in 2013.  This loan growth reflects the successful results of the Company’s more intensive sales calling efforts, with an emphasis on generating commercial loans and owner occupied commercial real estate loans, which qualify as Small Business Lending Fund (SBLF) loans.  As a result of this growth in SBLF qualified loans, the Company has locked in the lowest preferred dividend rate available under the program of 1% until the first quarter of 2016.  Interest income in 2014 has also benefitted from reduced premium amortization on mortgage backed securities due to slower mortgage prepayment speeds.  Overall, total interest income has increased by $957,000 in 2014.  Total interest expense for the first nine months of 2014 declined by $92,000 from the first nine months of 2013 due to the Company’s proactive efforts to reduce deposit costs.  Even with this reduction in deposit costs, the Company still experienced growth in deposits which reflects the loyalty of our core deposit base and ongoing efforts to cross sell new loan customers into deposit products.  Specifically, total deposits averaged a record level of $870 million for the first nine months of 2014 which is $26 million, or 3.1%, higher than the $844 million average in the first nine months of 2013.  This decreased interest cost for deposits has been partially offset by a $132,000 increase in the interest cost for borrowings as the Company has utilized more FHLB term advances to extend borrowings and provide protection against rising interest rates.

The Company did not record a provision for loan losses in either the third quarter of 2014 or the third quarter of 2013.  For the nine month period during 2014, the Company also did not record a provision for loan losses compared to a $100,000 negative provision in the first nine months of 2013.  The Company continued to maintain outstanding asset quality in 2014.  At September 30, 2014, non-performing assets totaled $3.9 million, or 0.48% of total loans, which represents the second time that our non-performing assets have been under $4 million in the past seven quarters.  The Company experienced net loan charge-offs of $567,000, or 0.28% of total loans, in the third quarter of 2014 compared to net loan recoveries of $39,000, or 0.02% of total loans, in the third quarter of 2013.  However, for the first nine months of 2014 actual credit losses realized through net charge-offs totaled $522,000, or 0.09% of total loans, which represents a decrease from the first nine months of 2013 when net charge-offs totaled $1.3 million, or 0.23% of total loans.  When determining the provision for loan losses, the Company considers a number of factors, some of which include periodic credit reviews, non-performing assets, loan delinquency and charge-off trends, concentrations of credit, loan volume trends and broader local and national economic trends.  In summary, the allowance for loan losses provided a strong 298% coverage of non-performing loans, and 1.17% of total loans, at September 30, 2014, compared to 327% coverage of non-performing loans, and 1.29% of total loans, at December 31, 2013.

Total non-interest income in the third quarter of 2014 decreased by $393,000 from the prior year’s third quarter and for the first nine months of 2014 decreased by $1.1 million, or 9.4%, when compared to the first nine months of 2013.  The primary factors causing the third quarter 2014 decline were a $140,000 decrease in other income and an $86,000 decrease in trust and investment advisory fees.  The other income drop was due to reduced gains on the sale of other real estate owned and lower financial services commission revenue.  The decline in trust and investment advisory fees was caused by the loss of certain clients at our investment advisory subsidiary due to the departure of the former chief executive officer of that business earlier in 2014.  The largest factor contributing to the $1.1 million decline in non-interest income for the nine month period in 2014 was reduced revenue from residential mortgage banking activities due to lower refinance activity as a result of higher mortgage rates and reduced purchase activity, particularly in the first quarter of 2014.  This caused gains realized on residential mortgage loan sales into the secondary market and other mortgage related fees to decrease by a total of $539,000 for the first nine months of 2014.  Other factors contributing to the non-interest income decline in the first nine months of 2014 included a $233,000 decrease in bank owned life insurance revenue due largely to the receipt of a death claim in the prior year and a net unfavorable swing of $136,000 on other real estate owned property transactions.

Total non-interest expense in the third quarter of 2014 increased by $830,000 from the prior year’s third quarter and for the first nine months of 2014 increased by $1.1 million, or 3.6%, when compared to the first nine months of 2013.  As previously disclosed, the Company recorded a $669,000 goodwill impairment charge and approximately $150,000 of professional fees related to a profitability improvement project in the third quarter of 2014.  The facts and circumstances that led to an impairment of goodwill included a recent loss of clients and a reduction in the projected earnings capacity of our investment advisory subsidiary.  The Company expects to achieve a significant payback on the costs related to the profitability improvement project as we evaluate and prioritize recommendations for implementation beginning in the fourth quarter of 2014 and continuing into 2015.  For the nine month period, salaries and employee benefits were down by $198,000 due to lower pension expense and incentive compensation expense in 2014.  Professional fees increased by $913,000 for the nine month period due to higher legal costs related to litigation against the former CEO of our investment advisory subsidiary, the consulting costs associated with our profitability improvement project and new recurring costs related to outsourcing our computer operations and statement processing to a third party vendor.  The overall cost savings benefit from outsourcing these services is captured in lower personnel costs in these departments and reduced software expense, which is a key factor contributing to the decline in other expenses of $436,000 for the nine month period in 2014.  Finally, the Company recorded an income tax expense of $1.2 million, or an effective tax rate of 34.5%, in the first nine months of 2014 compared to income tax expense of $1.4 million, or an effective tax rate of 29.6%, for the first nine months of 2013.  The higher effective tax rate in 2014 was primarily due to the non-deductibility of the goodwill impairment charge for tax purposes.  This was the factor responsible for the unusually high effective tax rate of 51.5% for the third quarter of 2014 as the impact of the goodwill impairment charge was more pronounced on the quarterly results.

The Company had total assets of $1.07 billion, shareholders’ equity of $116 million, a book value of $5.06 per common share and a tangible book value of $4.43 per common share at September 30, 2014.  The Company has increased its tangible book value per share by 8.3% over the past twelve months.  The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status with a risk based capital ratio of 15.00%, an asset leverage ratio of 11.44% and a tangible common equity to tangible assets ratio of 7.86% at September 30, 2014.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

September 30, 2014

(In thousands, except per share and ratio data)

(Unaudited)

2014

	1QTR	2QTR	3QTR	YEAR
				TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$930	$979	$365	$2,274
Net income available to common shareholders	877	927	312	2,116

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.36%	0.37%	0.14%	0.29%
Return on average equity	3.30	3.41	1.25	2.64
Net interest margin	3.56	3.47	3.42	3.48
Net charge-offs (recoveries) as a percentage of average loans	-	(0.02)	0.28	0.09
Loan loss provision (credit) as a percentage of average loans	-	-	-	-
Efficiency ratio	89.02	88.29	93.68	90.32

PER COMMON SHARE:
Net income:
Basic	$0.05	$0.05	$0.02	$0.11
Average number of common shares outstanding	18,786	18,795	18,795	18,792
Diluted	0.05	0.05	0.02	0.11
Average number of common shares outstanding	18,904	18,936	18,908	18,916
Cash dividends declared	$0.01	$0.01	$0.01	$0.03

2013

	1QTR	2QTR	3QTR	YEAR
				TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,056	$1,070	$1,226	$3,352
Net income available to common shareholders	1,004	1,018	1,173	3,195

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.43%	0.43%	0.47%	0.44%
Return on average equity	3.86	3.86	4.44	4.05
Net interest margin	3.59	3.50	3.46	3.52
Net charge-offs (recoveries) as a percentage of average loans	0.76	(0.02)	(0.02)	0.23
Loan loss provision (credit) as a percentage of average loans	(0.14)	0.08	-	(0.02)
Efficiency ratio	89.52	86.28	85.41	87.05

PER COMMON SHARE:
Net income:
Basic	$0.05	$0.05	$0.06	$0.17
Average number of common shares outstanding	19,168	19,039	18,784	18,995
Diluted	0.05	0.05	0.06	0.17
Average number of common shares outstanding	19,257	19,128	18,878	19,086
Cash dividends declared	$0.00	$0.01	$0.01	$0.02

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(Unaudited)

2014

	1QTR	2QTR	3QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,051,108	$1,063,717	$1,070,431
Short-term investments/overnight funds	9,019	8,013	6,662
Investment securities	154,754	153,603	150,471
Loans and loans held for sale	789,620	804,675	817,887
Allowance for loan losses	10,109	10,150	9,582
Goodwill	12,613	12,613	11,944
Deposits	875,333	873,908	872,170
FHLB borrowings	40,483	52,677	63,438
Shareholders’ equity	114,590	115,946	116,146
Non-performing assets	3,274	4,469	3,897
Asset leverage ratio	11.50%	11.56%	11.44%
Tangible common equity ratio	7.80	7.83	7.86
PER COMMON SHARE:
Book value (A)	$4.97	$5.05	$5.06
Tangible book value (A)	4.31	4.38	4.43
Market value	3.85	3.48	3.30
Trust assets – fair market value (B)	$1,692,663	$1,778,522	$1,774,988

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	347	345	341
Branch locations	18	17	17
Common shares outstanding	18,793,388	18,794,888	18,794,888

2013

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$999,718	$1,025,084	$1,038,144	$1,056,036
Short-term investments/overnight funds	23,995	9,291	8,646	9,778
Investment securities	162,866	168,284	167,110	160,165
Loans and loans held for sale	717,852	751,522	763,681	786,748
Allowance for loan losses	10,960	11,145	11,183	10,104
Goodwill	12,613	12,613	12,613	12,613
Deposits	847,189	840,272	852,211	854,522
FHLB borrowings	16,000	50,292	52,096	66,555
Shareholders’ equity	111,445	109,282	110,370	113,307
Non-performing assets	4,387	5,027	5,037	4,109
Asset leverage ratio	11.58%	11.52%	11.44%	11.45%
Tangible common equity ratio	7.88	7.47	7.48	7.64
PER COMMON SHARE:
Book value (A)	$4.72	$4.70	$4.76	$4.91
Tangible book value (A)	4.06	4.03	4.09	4.24
Market value	3.13	2.74	3.15	3.03
Trust assets – fair market value (B)	$1,566,236	$1,562,366	$1,599,402	$1,668,654

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	357	360	358	352
Branch locations	18	18	18	18
Common shares outstanding	19,168,188	18,784,188	18,784,188	18,784,188

NOTES:

(A)

Preferred stock of $21 million received through the Small Business Lending Fund is excluded from the book value per common share and tangible book value per common share calculations.

        (B) Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(Unaudited)

2014

	1QTR	2QTR	3QTR	YEAR
INTEREST INCOME				TO DATE
Interest and fees on loans	$9,032	$8,939	$9,019	$26,990
Interest on investments	1,063	1,044	1,000	3,107
Total Interest Income	10,095	9,983	10,019	30,097

INTEREST EXPENSE
Deposits	1,211	1,240	1,237	3,688
All borrowings	359	359	379	1,097
Total Interest Expense	1,570	1,599	1,616	4,785

NET INTEREST INCOME	8,525	8,384	8,403	25,312
Provision (credit) for loan losses	-	-	-	-
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	8,525	8,384	8,403	25,312

NON-INTEREST INCOME
Trust and investment advisory fees	2,032	1,948	1,807	5,787
Service charges on deposit accounts	478	501	507	1,486
Net realized gains on loans held for sale	101	171	275	547
Mortgage related fees	117	160	190	467
Net realized gains on investment securities	57	120	-	177
Bank owned life insurance	187	185	188	560
Other income	560	553	626	1,739
Total Non-Interest Income	3,532	3,638	3,593	10,763

NON-INTEREST EXPENSE
Salaries and employee benefits	6,314	6,107	6,139	18,560
Net occupancy expense	839	717	709	2,265
Equipment expense	470	494	468	1,432
Professional fees	1,308	1,464	1,360	4,132
FDIC deposit insurance expense	160	154	159	473
Goodwill impairment charge	-	-	669	669
Other expenses	1,647	1,684	1,739	5,070
Total Non-Interest Expense	10,738	10,620	11,243	32,601

PRETAX INCOME	1,319	1,402	753	3,474
Income tax expense	389	423	388	1,200
NET INCOME	930	979	365	2,274
Preferred stock dividends	53	52	53	158
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$877	$927	$312	$2,116

2013

	1QTR	2QTR	3QTR	YEAR
INTEREST INCOME				TO DATE
Interest and fees on loans	$8,628	$8,590	$8,765	$25,983
Interest on investments	1,074	1,037	1,046	3,157
Total Interest Income	9,702	9,627	9,811	29,140

INTEREST EXPENSE
Deposits	1,350	1,288	1,274	3,912
All borrowings	310	318	337	965
Total Interest Expense	1,660	1,606	1,611	4,877

NET INTEREST INCOME	8,042	8,021	8,200	24,263
Provision (credit) for loan losses	(250)	150	-	(100)
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	8,292	7,871	8,200	24,363

NON-INTEREST INCOME
Trust and investment advisory fees	1,881	1,999	1,893	5,773
Service charges on deposit accounts	511	538	560	1,609
Net realized gains on loans held for sale	386	241	285	912
Mortgage related fees	201	228	212	641
Net realized gains on investment securities	71	-	66	137
Bank owned life insurance	201	388	204	793
Other income	565	681	766	2,012
Total Non-Interest Income	3,816	4,075	3,986	11,877

NON-INTEREST EXPENSE
Salaries and employee benefits	6,331	6,176	6,251	18,758
Net occupancy expense	773	751	694	2,218
Equipment expense	455	455	429	1,339
Professional fees	1,035	1,150	1,034	3,219
FDIC deposit insurance expense	134	151	152	437
Other expenses	1,894	1,759	1,853	5,506
Total Non-Interest Expense	10,622	10,442	10,413	31,477

PRETAX INCOME	1,486	1,504	1,773	4,763
Income tax expense	430	434	547	1,411
NET INCOME	1,056	1,070	1,226	3,352
Preferred stock dividends	52	52	53	157
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,004	$1,018	$1,173	$3,195

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

Average Balance Sheet Data (In thousands)

(Unaudited)

2014

2013

		NINE		NINE
	3QTR	MONTHS	3QTR	MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$808,731	$797,090	$754,996	$736,896
Deposits with banks	7,207	6,904	6,542	8,541
Short-term investment in money market funds	1,449	2,635	2,632	3,437
Fed funds sold	-	-	318	106
Total investment securities	155,816	158,651	172,880	168,666
Total interest earning assets	973,203	965,280	937,368	917,646

Non-interest earning assets:
Cash and due from banks	16,027	15,755	16,469	16,720
Premises and equipment	13,477	13,273	13,018	12,656
Other assets	69,528	69,635	72,125	76,683
Allowance for loan losses	(10,040)	(10,101)	(11,177)	(11,571)

Total assets	$1,062,195	$1,053,842	$1,027,803	$1,012,134

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$104,197	$95,688	$79,224	$72,308
Savings	89,522	89,647	88,270	88,128
Money market	228,353	228,898	211,725	210,993
Other time	299,730	301,959	315,890	313,075
Total interest bearing deposits	721,802	716,192	695,109	684,504
Borrowings:
Federal funds purchased and other short-term borrowings	12,933	16,606	18,711	13,590
Advances from Federal Home Loan Bank	34,729	30,605	20,193	16,537
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085	13,085	13,085
Total interest bearing liabilities	782,549	776,488	747,098	727,716

Non-interest bearing liabilities:
Demand deposits	155,157	153,648	159,627	159,550
Other liabilities	8,143	8,395	11,622	14,298
Shareholders’ equity	116,346	115,311	109,456	110,570
Total liabilities and shareholders’ equity	$1,062,195	$1,053,842	$1,027,803	$1,012,134